CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference, in Post-Effective Amendment No. 154 under the Securities Act of 1933 and Amendment No. 155 under the Investment Company Act of 1940 in the Registration Statement (Form N-IA No. 333-12213 and 811-05037), of our report dated May 13, 2002, with respect to the financial statements and financial highlights of The Osterweis Fund, included in the Annual Report for the year ended March 31, 2002, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young

Los Angeles, California
June 26, 2003